Exhibit 5.2

August 15, 2013

PetroQuest Energy, Inc.

400 E. Kaliste Saloom Road, Suite 6000

Lafayette, Louisiana 70508

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by for PetroQuest Energy, Inc., a Delaware corporation (the “Company”), for registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time pursuant to Rule 415 under the Securities Act of up to $350,000,000 of: (i) the Company’s debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (including Debt Securities (defined below) issued upon exercise, exchange or redemption of Debt Securities providing for such issuance) (the “Debt Securities”); (ii) shares of the Company’s common stock, par value $.001 per share (including shares issued upon exercise, conversion, exchange or redemption of, or payment of distributions or dividends on, securities providing for such issuance) (“Common Stock”); (iii) shares of preferred stock, par value $.001 per share, of the Company, in one or more series (including shares issued upon exercise, conversion, exchange or redemption of, or payment of distributions or dividends on, securities providing for such issuance) (“Preferred Stock”), (iv) depositary shares representing fractional interests in Preferred Stock (“Depositary Shares”); (v) purchase contracts (“Purchase Contracts”) requiring the holders thereof to purchase Securities (as defined below); (vi) units consisting of Debt Securities, Common Stock, Preferred Stock, Warrants (defined below), Purchase Contracts or any combination of the foregoing (“Units”); (vii) warrants to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts or Units (the “Warrants”); and (viii) guarantees of non-convertible Debt Securities (the “Guarantees”) that may be issued from time to time by PetroQuest Energy, L.L.C., a Louisiana limited liability company (“PQLLC”), and TDC Energy LLC, a Louisiana limited liability company (“TDC” and together with PQLLC, each a “Subsidiary Guarantor”, and collectively, the “Subsidiary Guarantors”), all as more fully described in the Registration Statement. The Debt Securities and Guarantees are referred to herein as the “Securities” and individually as a “Security.”

We have examined those records and documents as we have deemed necessary including, but not limited to, originals, photocopies or conformed copies of: (i) the Registration Statement (including the exhibits thereto); (ii) the Certificate of Incorporation and Bylaws of the Company, the Articles of

PetroQuest Energy, Inc.

August 15, 2013

Organization and Amended and Restated Operating Agreement of PQLLC, and the Articles of Organization and Operating Agreement of TDC, each as amended to date, (collectively, the “Corporate Documents”); (iii) the resolutions of the board of directors of the Company and each Subsidiary Guarantee relating to the filing of the Registration Statement and other related matters; (iv) the forms of Indentures filed as Exhibits 4.5 and 4.6 to the Registration Statement (each an “Indenture,” and together, the “Indentures”); and (v) all other certificates, agreements and documents that we have considered relevant and necessary as a basis for the opinions expressed in this letter. In addition, we have made those other examinations of law and fact as we considered necessary to form a basis for our opinions.

As to certain questions of fact material to our opinions that we have not independently established, we have relied upon representations of public officials and upon certificates from officers of the Company.

We are not admitted to practice law in the State of Louisiana. Therefore, with the Issuer’s consent and at its request, we have relied upon the legal opinion of Onebane Law Firm of even date herewith, filed as an exhibit to the Registration Statement, with respect to matters governed by the laws of the State of Louisiana that are material to our legal opinion and are assuming the accuracy of such opinion without independent investigation.

In rendering the following opinions, we have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or copies, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each Subsidiary Guarantor is duly organized under the laws of the State of Louisiana and is validly existing and in good standing under the laws of that jurisdiction, none of which facts we have independently verified. We also have assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that:

1. With respect to Debt Securities, when (a) the applicable Indenture and any applicable supplemental indentures have been duly authorized and validly executed and delivered by the trustee and the Company, (b) the Board of Directors of the Company or, to the extent permitted by applicable law, a duly constituted active committee thereof (such board of directors or committee to be hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize the issuance and terms of such Debt Securities, the terms of which have been duly established in accordance with the provisions of the applicable Indenture, and (c) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and any applicable supplemental indenture, then such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

PetroQuest Energy, Inc.

August 15, 2013

2. With respect to Guarantees, when (a) the applicable Indenture and any applicable supplemental indentures (substantially in the form set forth as Exhibit 4.5 or 4.6 to the Registration Statement, as applicable) have been duly authorized and validly executed and delivered by the trustee, the Company and such Subsidiary Guarantor, (b) all necessary limited liability company or other action by such Subsidiary Guarantor has been taken to authorize the issuance and the specific terms of such Guarantees, the terms of the offering thereof and related matters, and (c) such Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and any applicable supplemental indenture, such Guarantees will be legally issued and will constitute valid and binding obligations of the Subsidiary Guarantor, enforceable against the Subsidiary Guarantor in accordance with their terms.

The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

A. We have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable, and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) the Registration Statement will remain effective and comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby and will comply with the Securities Act and the rules and regulations thereunder, and state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iv) all Securities will be issued and sold in compliance with the Securities Act and the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and such applicable state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and the consideration payable for the Securities sold thereunder shall have been paid to the Company in accordance with such underwriting, purchase or similar agreement; (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (vi) there shall not have occurred any change in law affecting the validity or enforceability of any such Security; and (vii) none of the terms of any Security to be established after the date hereof, nor the issuance and

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August 15, 2013

delivery of any such Security nor the compliance by the Company and the Subsidiary Guarantors with the terms of such Security will violate the Corporate Documents, as applicable, any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Company or any of the Subsidiary Guarantors, or will violate any restriction imposed by a court or governmental body having jurisdiction over the Company or any Subsidiary Guarantor.

B. To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the trustee under the applicable Indenture for any Debt Securities is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and that the trustee will be qualified to act as trustee under the applicable Indenture and the TIA.

C. The enforceability of the Securities and provisions thereof may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such principles of equity include, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also the possible unavailability of specific performance or injunctive relief.

D. We express no opinion with respect to: (i) the enforceability of the provisions in the Indentures, or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of notices or defenses, or waivers of benefits of or other rights that cannot be effectively waived under, applicable laws; (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws or blue sky laws; or (iii) the validity or effect of any provision relating to severability or separability or purporting to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts.

E. The opinions expressed in this letter are limited to the laws of the States of New York, and the statutes codified as 8 Del. C. §§101-398 and known as the General Corporation Law of the State of Delaware. We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, or to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. In rendering the forgoing opinions, we have relied on the opinion of Onebane Law Firm, a copy of which is filed as Exhibit 5.3 to the Registration Statement, with respect to the legal issuance of the Guarantees by the Subsidiary Guarantors under Louisiana law.

We consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

PetroQuest Energy, Inc.

August 15, 2013

This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

Very truly yours,

/s/ Garvey Schubert Barer
GARVEY SCHUBERT BARER a partnership of professional corporations